VIAII-G

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the  reference  to our firm under the  caption  "Independent  Auditors"  and to the use of our report dated  February 2, 2001  relating to American  Skandia  Life  Assurance  Corporation  included in the  Registration
Statement (Form N-4 No. 333-91633) and related  Prospectus,  which is part of this Registration  Statement,  and to the use of our report dated  February 2, 2001  relating to American  Skandia Life  Assurance  Corporation  Variable
Account B - Class 8 appearing in the Statement of Additional  Information,  which is also part of this Registration
Statement.

We also  consent to  incorporation  by reference  herein of our report  dated  February 2, 2001 with respect to the financial  statements of American Skandia Life Assurance  Corporation for the year ended December 31, 2000 and 1999 included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

                                                                       /s/ Ernst & Young LLP

Hartford, Connecticut
April 25, 2001